UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Bally’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Westminster Street

Providence, Rhode Island 02903

(Address of principal executive offices and zip code)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events

On April 13, 2021, Bally’s Corporation (“Bally’s”) announced the terms of its offer to acquire (the “Acquisition”) Gamesys Group plc. Bally’s is filing its unaudited pro forma condensed combined balance sheet as of March 31, 2021 and its unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the three month ended March 31, 2021 as Exhibit 99.1 for purposes of incorporating such information by reference into its preliminary proxy statement, filed on the date hereof, in connection with a special meeting of shareholders to approve the issuance of Bally’s common shares in the Acquisition and certain other matters.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined balance sheet of Bally’s Corporation as of March 31, 2021 and unaudited pro forma condensed combined statement of operations of Bally’s Corporation for the year ended December 31, 2020 and three month period ended March 31, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: May 19, 2021	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer